Exhibit 99.2

                                                                          Newtek
                                                         Business Services, Inc.

FOR IMMEDIATE RELEASE

               Newtek Business Services Signs Exclusive Agreement

                       with National Physicians Care, Inc.

New York, NY - January 18, 2006 - Newtek Business Services, Inc. (Nasdaq: NKBS) (www.newtekbusinessservices.com), a provider of business services and financial products, today announced it and its operating companies have signed an exclusive agreement to provide an entire line of business and financial services to the cooperating members of National Physician Care, Inc.
(http://www.nationalphysiciancare.com/newsite/) (NPC), an association of approximately 2,200 practices and 5,000 physicians.

Barry Sloane, CEO of Newtek Business Services, Inc., stated "National Physician Care represents an extremely important segment in the small business market. We welcome the opportunity to provide our comprehensive suite of financial product and business services to the approximately 5,000 participating doctors and practices across the country. By adding Newtek's suite of services to an existing array of services, NPC is a perfect fit for our business model. Our ability to receive and process, quickly and efficiently, applications for our services such as small business loans, credit card processing, business and personal insurance and data storage, using our state of the art proprietary software and systems makes this alliance a major win-win arrangement for both Newtek and the members of NPC."

Richard L. Miles, President of NPC said, "Newtek's commitment to customer service excellence, their unique referral and tracking system and their tailored financial services for small businesses are a great fit to serve our independent physicians and small group practices."

About National Physician Care

NPC provides physicians and other health care professional tools to manage costs. Membership gives small group practices and solo practitioners the purchasing power of large corporations through group purchasing for vaccines, medical supplies, electronic medical record technology, claim processing, group health benefits as well as access to the leading Internet-based practice management software and a host of related office services. There is no membership charge for independent practices.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek operating companies distribute their products and services through Newtek's strategic alliances with such industry leading companies as Merrill Lynch, Union Bank of Switzerland (UBS) and the members of the Credit Union National Association. Newtek's products and services include:

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o     Newtek Small Business Finance: U.S. government-guaranteed small business lending services;
o Newtek Merchant Solutions: electronic merchant payment processing solutions;
o Newtek Insurance Agency: customized insurance products provided through Keyosk;
o     Newtek IT Services: complete information technology solutions;
o     CrystalTech Web Hosting: comprehensive web site services;
o     Newtek Financial Information Systems: outsourced digital bookkeeping; and
o     Newtek Tax Services: tax filing, preparation and advisory services.

The statements in this release may contain forward looking statements relating to such matters as anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward looking statements. In order to comply with the terms of the safe harbor, Newtek Business Services, Inc. notes that a variety of factors could cause its actual results to differ materially from the anticipated results expressed in the Company's forward looking statements such as intensified competition and/or operating problems and their impact on revenues and profit margins or additional factors as described in Newtek Business Services' 2003 annual report on Form 10-K and subsequently filed registration statements.

Contacts:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com